UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 9, 2009

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2455 Morris Avenue, Union, New Jersey	07083
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 9, 2009, as part of the U.S. Department of the Treasury’s (the “Treasury”) Troubled Asset Relief Program (“TARP”) Capital Purchase Program, Center Bancorp, Inc. (the “Company”) entered into a Letter Agreement (“Letter Agreement”) and a Securities Purchase Agreement—Standard Terms attached thereto (the “Securities Purchase Agreement”) with the Treasury, pursuant to which (i) the Company issued and sold, and the Treasury purchased, 10,000 shares (the “Preferred Shares”) of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share for an aggregate purchase price of $10 million in cash, and (ii) the Company issued to the Treasury a ten-year warrant (the “Warrant”) to purchase up to 173,410 shares of the Company’s common stock, no par value (the “Common Stock”), at an exercise price of $8.65 per share.

This transaction closed on January 9, 2009 (the “Closing Date”).  The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as and when declared by the Company’s Board of Directors.  The Preferred Shares have no maturity date and rank senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.  Subject to the approval of the Board of Governors of the Federal Reserve System, the Preferred Shares are redeemable at the option of the Company at 100% of their liquidation preference, provided that the Preferred Shares may be redeemed prior to the first dividend payment date falling after the third anniversary of the Closing Date (February 15, 2012) only if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings in excess of $2.5 million and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  “Qualified Equity Offering” is defined as the sale for cash by the Company after the Closing Date of shares of preferred stock or common stock that qualify as Tier I capital of the Company under the capital guidelines of the Company’s federal banking agency.  Thus if the Company raised sufficient net proceeds from the sale of preferred stock or common stock in a public or private offering, it could redeem all of the Preferred Shares.  Furthermore, if the Company redeemed the Preferred Shares and the Treasury still owned the Warrant, the Company could repurchase the Warrant from the Treasury for its fair market value.  Unless both the holder and the Company agree otherwise, the exercise of the Warrant will be a net exercise (i.e., the holder does not pay cash but gives up shares with a market value at the time of exercise equal to the exercise price, resulting in a net settlement with significantly fewer than the 173,410 shares of Common Stock being issued).

The Treasury may not transfer a portion or portions of the Warrant with respect to, and/or exercise the Warrant for more than one-half of, the 173,410 shares of Common Stock issuable upon exercise of the Warrant, in the aggregate, until the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $10 million from one or more Qualified Equity Offerings and (ii) December 31, 2009.  In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $10 million, the number of the shares of Common Stock underlying the portion of the Warrant then held by the Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant.

The Securities Purchase Agreement, pursuant to which the Preferred Shares and the Warrant were purchased, contains limitations on the payment of dividends on the Common Stock (including with respect to the payment of cash dividends in excess of $0.09 per share, which was the amount of the last regular dividend declared by the Company prior to October 14, 2008) and on the Company’s ability to repurchase its Common Stock and repurchase or redeem its trust preferred securities, and subjects the Company to certain of the executive compensation limitations included in the Emergency Economic Stabilization Act of 2008 (the “EESA”).  As a condition to the closing of the transaction, each of Lori A. Wunder, A. Richard Abrahamian, Ronald M. Shapiro, William J. Boylan and Anthony C. Weagley, as the Company’s Senior Executive Officers (as defined in the Securities Purchase Agreement) (the “Senior Executive Officers”), (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP Capital Purchase Program and acknowledging that the regulation may require modification of the Senior Executive Officer’s compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, the “Benefit Plans”) as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into an executive waiver agreement (“Executive Waiver Agreement”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the Treasury owns any debt or equity securities of the Company acquired pursuant to the Securities Purchase Agreement or the Warrant, to comply with Section 111(b) of the EESA.

The Securities Purchase Agreement and all related documents may be amended unilaterally by the Treasury to the extent required to comply with any changes in applicable federal statutes after the executions thereof.

Copies of the Letter Agreement (including the Securities Purchase Agreement), the form of Warrant, the Company’s Certificate of Incorporation, including the Certificate of Amendment establishing the terms of the Preferred Shares, the form of Waiver executed by the Senior Executive Officers, the form of the Executive Waiver Agreement executed by the Senior Executive Officers, and the press release announcing the completion of the transactions described above are included as exhibits to this Form 8-K and are incorporated by reference into these Items 1.01, 3.02, 3.03, 5.02 and 5.03.  The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2009, the Company filed with the State of New Jersey a Certificate of Amendment to its Certificate of Incorporation establishing the terms of the Preferred Shares.  A copy of the Certificate of Amendment is included as an exhibit to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit 3.1	The Company’s Certificate of Incorporation, including the Company’s Certificate of Amendment, dated January 8, 2009.

Exhibit 4.1	Warrant to Purchase up to 173,410 shares of Common Stock, dated January 9, 2009.

Exhibit 10.1	Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement – Standard Terms attached thereto, between the Company and the United States Department of the Treasury.

Exhibit 10.2	Form of Waiver, executed by each of Lori A. Wunder, A. Richard Abrahamian, Ronald M. Shapiro, William J. Boylan and Anthony C. Weagley.

Exhibit 10.3	Form of Executive Waiver Agreement, executed by each of Lori A. Wunder, A. Richard Abrahamian, Ronald M. Shapiro, William J. Boylan and Anthony C. Weagley.

Exhibit 99.1	Press Release, dated January 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name: Anthony C. Weagley
Title: President and CEO

Dated:  January 13, 2009

EXHIBIT INDEX

Exhibit 3.1	The Company’s Certificate of Incorporation, including the Company’s Certificate of Amendment, dated January 8, 2009.

Exhibit 4.1	Warrant to Purchase up to 173,410 shares of Common Stock, dated January 9, 2009.

Exhibit 10.1	Letter Agreement, dated January 9, 2009, including the Securities Purchase Agreement – Standard Terms attached thereto, between the Company and the United States Department of the Treasury.

Exhibit 10.2	Form of Waiver, executed by each of Lori A. Wunder, A. Richard Abrahamian, Ronald M. Shapiro, William J. Boylan and Anthony C. Weagley.

Exhibit 10.3	Form of Executive Waiver Agreement, executed by each of Lori A. Wunder, A. Richard Abrahamian, Ronald M. Shapiro, William J. Boylan and Anthony C. Weagley.

Exhibit 99.1	Press Release, dated January 12, 2009.